Exhibit (l)(5)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 8, 2012

Prospect Capital Corporation

10 East 40th Street, 44th Floor

New York, NY 10016

Re:                               Prospect Capital Corporation

Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special New York counsel to Prospect Capital Corporation, a Maryland corporation (the “Company”), in connection with the public offering by the Company of $1,465,000 aggregate principal amount of the Company’s 6.900% Senior Notes due 2022 (the “Securities”) to be issued under the Indenture, dated as of February 16, 2012 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of March 8, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form N-2 (File No. 333-176637) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on September 1, 2011 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act

Rules”), Pre-Effective Amendments No. 1 through No. 2 thereto and Post-Effective Amendment No. 1 thereto, the information deemed as of the date hereof to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and the Commission’s Notice of Effectiveness of such registration statement posted on its website as of October 21, 2011 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated October 21, 2011 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the prospectus supplement, dated February 16, 2012, relating to the offering of the Securities, in the form filed with the Commission on February 16, 2012, pursuant to Rule 497(e) of the Securities Act Rules (the “Prospectus Supplement” and, together with the Base Prospectus, the “Base Prospectus Supplement”);

(d)           the preliminary pricing supplement, dated February 27, 2012, relating to the offering of the Securities, in the form filed with the Commission on February 27, 2012, pursuant to Rule 497(e) of the Securities Act Rules (the “Preliminary Pricing Supplement” and, together with the Base Prospectus Supplement, the “Preliminary Prospectus”);

(e)           the final pricing supplement, dated March 5, 2012, relating to the offering of the Securities, in the form filed with the Commission on March 5, 2012, pursuant to Rule 497(e) of the Securities Act Rules (the “Final Pricing Supplement” and, together with the Base Prospectus Supplement, the “Final Prospectus”);

(f)            an executed copy of the Selling Agent Agreement, dated February 16, 2012 (the “Selling Agent Agreement”), between the Company and Incapital LLC, relating to the sale by the Company to Incapital LLC of the Securities;

(g)           an executed copy of the Base Indenture;

(h)           the executed copy of the Second Supplemental Indenture;

(i)            the executed copy of the certificate to evidence the Securities delivered by the Company to the Trustee for authentication and delivery (the “Note Certificate”);

(j)            an executed copy of a certificate of Brian H. Oswald, Secretary of the Company, dated the date hereof (the “Company Secretary’s Certificate”);

(k)           a copy of the Company’s Articles of Amendment and Restatement, certified by the State Department of Assessments of Taxation of the State of Maryland as of February 8, 2012, and certified pursuant to the Company’s Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed that (i) the Company has been duly organized and is validly existing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of incorporation and that the Company has complied with all aspects of the laws of all relevant jurisdictions other than the State of New York (including the laws of the State of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Indenture and the Registration Statement, and (ii) the choice of New York law to govern the Indenture is a valid and legal provision.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that assuming that (i) the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under Maryland law, and (ii) it was duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Selling Agent Agreement and the Indenture, the Note Certificate constitutes the valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

1.             the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

2.             except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

3.             except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms; and

4.             to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP